UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2006

G REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50261	52-2362509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2006, GREIT-One World Trade Center, L.P., a wholly-owned subsidiary of G REIT, Inc., entered into a binding Agreement for Purchase and Sale of Real Property and Escrow Instructions (the "Agreement") for the sale of the One World Trade Center property located in Long Beach, California to Legacy Partners Realty Fund II, LLC, an unaffiliated third party. Pursuant to the terms of the Agreement, the purchase price for the property is $150,000,000 and closing is subject to certain agreed upon conditions. We anticipate closing to occur in the fourth quarter of 2006 as provided for under the Agreement. However, there can be no assurance that we will be able to complete the disposition of the One World Trade Center property.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Agreement for Purchase and Sale of Real Property and Escrow Instructions between GREIT-One World Trade Center, L.P. and Legacy Partners Realty Fund II, LLC, dated August 17, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, Inc.

August 22, 2006	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Agreement for Purchase and Sale of Real Property and Escrow Instructions between GREIT-One World Trade Center, L.P. and Legacy Partners Realty Fund II, LLC, dated August 17, 2006